                                                                  EXHIBIT 1(C)


                            ARTICLES SUPPLEMENTARY
                                      OF
                        U.S.T. MASTER TAX-EXEMPT FUNDS



         APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 24, 1992 AT 10:55 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                                  --------------------

     ORGANIZATION AND                 RECORDING                SPECIAL
CAPITALIZATION FEE PAID:              FEE PAID:               FEE PAID:

  $       80.00                  $       20.00              $
    ------------------            -------------------        ---------------


                           -------------------------
                                   D1751916

         TO THE CLERK OF THE COURT OF BALTIMORE CITY
         IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                                    RETURN TO:
                                    VENABLE, BAETJER & HOWARD
                                    ATTN:  LEAH R. SCHUMAN
                                    2 HOPKINS PLAZA
                                    1800 MERCANTILE BANK & TRUST BLDG.
                                    BALTIMORE, MD  21201

                                                                   130C3063121

                                           A410613


         RECORDED IN THE RECORDS OF THE

         STATE DEPARTMENT OF ASSESSMENTS

         AND TAXATION OF MARYLAND IN LIBER, FOLIO.

                       UST MASTER TAX-EXEMPT FUNDS, INC.

                            ARTICLES SUPPLEMENTARY


         UST Master Tax-Exempt Funds, Inc., a Maryland Corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to Sections 2-105(c) and 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company has increased the total number of shares of capital stock which the Company shall have authority to issue from Ten Billion (10,000,000,000) to Fourteen Billion (14,000,000,000) shares of Common Stock of the par value of One Mil ($0.001) per share, and of the aggregate par value of Fourteen Million Dollars ($14,000,000):

         RESOLVED, that the total number of shares of capital stock which the Company shall have authority to issue be increased from Ten Billion (10,000,000,000) to Fourteen Billion (14,000,000,000) shares of Common Stock of the par value of One Mil ($0.001) per share ("Shares"), with a resulting aggregate par value of Fourteen Million Dollars ($14,000,000).

         SECOND: The Board of Directors of the Company has classified the unissued and unclassified capital stock of the Company, authorized under the immediately preceding resolution, pursuant to the following resolution:

         FURTHER RESOLVED, that Four Billion Shares of the Four Billion unclassified shares authorized pursuant to the preceding resolution be classified hereinafter as follows: Five Hundred Million (with an aggregate par value of Five Hundred Thousand Dollars ($500,000) classified to such Series:
Class A Common Stock - Special Series 2; Class B Common Stock - Special Series 2; Class C Common Stock - Special Series 2; Class D Common Stock - Special Series 2; Class E Common Stock - Special Series 2; Class F Common Stock; Class F Common Stock - Special Series 1; and Class F Common Stock - Special Series 2;

         FURTHER RESOLVED, that all consideration received by the Company for the issue or sale of all shares of Common Stock with the same alphabetical designation and all shares of any Special Series of said Common Stock (irrespective of the particular series designation) (collectively "Common Stock Group") shall be invested and reinvested with the consideration received by the Company for the issue and sale of all other shares of that Common Stock Group, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Company allocated to shares of that Common Stock Group by the Board of Directors in accordance with the Company's Articles of Incorporation, and each share of that Common Stock Group shall share equally and with such other shares in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

         FURTHER RESOLVED, that each share in each particular Common Stock Group shall be charged in proportion to its respective net asset value with each other share now or hereafter designated as the particular Common Stock Group (irrespective of whether said share has been designated as part of a series of said Common Stock Group and, if so designated as a part of a series, irrespective of the particular series designation) with the expenses and liabilities of the Company in respect of the Common Stock Group, and in respect of any general expenses and liabilities of the Company allocated to the Common Stock Group in accordance with the Company's Articles of Incorporation except that to the extent permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of Directors;

                  (a) only shares of Class A, B, C, D, E and F Common Stock shall bear all expenses and liabilities: (1) arising from transfer agency services that are directly attributable to those shares; and (2) any other expenses and liabilities which the Board of Directors determines should be borne solely by such shares;

                  (b) only shares of Class A, B, C, D, E and F Common Stock - Special Series 1 shall bear all expenses and liabilities: (1) of payments to service organizations that are directly attributable to such Special Series under the Company's servicing arrangements relating to that Special Series; (2) arising from transfer agency services that are directly attributable to such Special Series; and
                           (3) any other expenses and liabilities which the Board of Directors determines should be borne solely by shares of such Special Series;

                  (c) only shares of Class A, B, C, D, E and F Common Stock - Special Series 2 shall bear all expenses and liabilities: (1) of payments to the Company's distributor that are directly attributable to such Special Series under the Company's distribution arrangements relating to that Special Series; (2) arising from transfer agency services that are directly attributable to that Special Series; and
                           (3) any other expenses and liabilities which the Board of Directors determines should be borne solely by such shares; and

         FURTHER RESOLVED, that except as otherwise provided by these resolutions, each share of a Common Stock Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Company's Articles of Incorporation and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the particular Common Stock Group, except that on any matter that pertains to the expenses and liabilities described in these resolutions (or to any agreement, plan or other document relating to said expenses or liabilities) and is submitted to a vote of stockholders, only shares of the particular class and/or series affected thereby shall be entitled to vote, except that: (i) if such matter affects more than one class or series, the shares of all other affected classes or series shall also be entitled to vote, and in such case all shares of affected classes or series shall be voted in the aggregate without regard to class or series except where otherwise required by law or permitted by the Board of Directors; and (ii) if said matter does not affect a particular class or series, shares of such class or series shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of other classes or series.

         THIRD: The shares classified pursuant to the resolutions set forth in Article SECOND of these Articles Supplementary, have been classified by the Company's Board of Directors under the authority contained in the Charter of the Company.

         FOURTH: Immediately before the increase set forth in Article SECOND, the Company was authorized to issue Ten Billion shares of Common Stock of the par value of One Mill ($0.001) per share, and of the aggregate par value of Ten Million Dollars ($10,000,000), classified as follows:

                  Class A Common Stock: One Billion Five Hundred Million (1,500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Five Hundred Thousand Dollars ($1,500,000);

                  Class A Common Stock - Special Series 1: One Billion (1,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

                  Class B Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class B Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class C Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class C Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class D Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class D Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class E Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000); and

                  Class E Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000).

         There were Three Billion Five Hundred Million (3,500,000,000) authorized and unclassified shares of capital stock of the Company as of immediately before such increase.

         FIFTH: Immediately following the increase set forth in Article SECOND, the Company was authorized to issue Fourteen Billion shares of Common Stock of the par value of One Mill ($0.001) per share, and of the aggregate par value of Fourteen Million Dollars ($14,000,000), classified as follows:

                  Class A Common Stock: One Billion Five Hundred Million (1,500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Five Hundred Thousand Dollars ($1,500,000);

                  Class A Common Stock - Special Series 1: One Billion (1,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000,000);

                  Class A Common Stock - Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class B Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class B Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class B Common Stock - Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class C Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class C Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class C Common Stock - Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class D Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class D Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class D Common Stock - Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class E Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class E Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class E Common Stock - Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

                  Class F Common Stock:  Five Hundred Million
         (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars
         ($500,000);

                  Class F Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000); and

                  Class F Common Stock - Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000).

         The total number of authorized and unclassified shares of capital stock of the Company remaining after the actions described above is Three Billion Five Hundred Million (3,500,000,000) shares of capital stock of the par value of One Mill ($0.001) and of the aggregate par value of Three Million Five Hundred Thousand Dollars ($3,500,000).

         IN WITNESS WHEREOF, UST Master Tax-Exempt Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and its Corporate Seal to be herewith affixed and attested to by its Secretary as of December 23, 1992.



[SEAL]                                       UST MASTER TAX-EXEMPT FUNDS, INC.

Attest:




/s/ W. Bruce McConnel, III                     By:  /s/ Alfred C. Tannachion
--------------------------                          --------------------------
W. Bruce McConnel, III                              Alfred Tannachion
Secretary                                           President

                                  CERTIFICATE

         THE UNDERSIGNED, President of UST MASTER TAX-EXEMPT FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                                /s/ Alfred C. Tannachion
                                                ----------------------------
                                                Alfred Tannachion
                                                President


Dated as of:  December 23, 1992

                               STATE OF MARYLAND

                    DEPARTMENT OF ASSESSMENTS AND TAXATION

                               CHARTER DIVISION
                                                       William Donald Schaefer
                                                                      Governor


DOCUMENT CODE   16D                         BUSINESS CODE    03                 COUNTY    74
              -------                                     -------                      -----

#  D1751916     P.A.        _____ Religious           ____ Close         X  Stock        ____ Nonstock


Merging                                                                Surviving
(Transferor)_____________________                                      (Transferee)____________________
_________________________________                                      ________________________________
_________________________________                                      ________________________________
_________________________________                                      ________________________________

CODE         AMOUNT       FEE REMITTED

10             70         Expedited Fee
             ------

20             80         Organ. & Capitalization                   (New Name)________________
             ------

61                        Rec. Fee (Arts. of Inc.)                  __________________________
             ------

62             20         Rec. Fee (Amendment)                      __________________________
             ------

63                        Rec. Fee (Merger or Consolidation)        _____    Change of Name
             ------

64                        Rec. Fee (Transfer)                       _____    Change of Principal Office
             ------

65                        Rec. Fee (Dissolution)                    _____    Change of Resident Agent
             ------

66                        Rec. Fee (Revival)                        _____    Change of Resident Agent
             ------
                                                                             Address

52                        Foreign Qualification                     _____    Resignation of Resident Agent
             ------

50                        Cert. of Qual. or Reg.                    _____    Designation of Resident Agent
             ------
                                                                             and Resident Agent's Address

51                        Foreign Name Registration                 _____    Other Change _____________
             ------
                                                                             --------------------------

13             35           2   Certified Copy   9
             ------       -----                ---

56                        Penalty

54                        For. Supplemental Cert.

53                        Foreign Resolution

73                        Certificate of Conveyance
                          -------------------------
                          -------------------------

76                        Certificate of Merger/Transfer
                          ------------------------------
                          ------------------------------

75                        Special Fee

80                        For. Limited Partnership

83                        Cert. Limited Partnership






84                        Amendment to Limited Partnership

85                        Termination of Limited Partnership

21                        Recordation Tax

22                        State Transfer Tax

23                        Local Transfer Tax

31           ______       ____ Corp. Good Standing

NA                        Foreign Corp. Registration

87           ______       _____ Limited Part. Good Standing

71                        Financial

600          ______      _______________ Personal                  Code   063
                                                                   ------
                          Property Reports and
                          __________________ late filing
                          penalties

70                        Change of P.O., R.A. or R.A.A.            ATTENTION:  Leah R. Schuman
             ------                                                           -----------------
                                                                    ___________________________
                                                                    ___________________________

91                        Amend/Cancellation, For. Limited
                          Part.

99                        Art. of Organization (LLC)                MAIL TO ADDRESS:
             ------

98                        LLC Amend, Diss, Continuation
             ------

97                        LLC Cancellation
             ------

96                        Reg. Foreign LLC
             ------

94                        Foreign LLC Supplemental
             ------

92                        ______ LLC Good Standing (Short)
             ------

             ______       Other______________________

TOTAL
FEES           205


            X Check _______ Cash NOTE:
         -----
     1   Documents on   2   checks (28.00 + 177.00)
   -----              -----


APPROVED BY:    JMT
            ---------
